FIRST AMENDMENT TO
MASTER FUND PARTICIPATION AGREEMENT

THIS FIRST AMENDMENT, effective May 1, 2013, amends that certain Master Fund Participation Agreement, effective February 1, 2012 (the “Agreement”), among Jackson National Life Insurance Company of New York (“Insurance Company”), on behalf of itself and certain of its separate accounts; Curian Variable Series Trust (“Trust”), an open-end investment company organized under the laws of the Commonwealth of Massachusetts; AMERICAN FUNDS INSURANCE SERIES (“Series”), an open-end management investment company organized under the laws of the Commonwealth of Massachusetts; CAPITAL RESEARCH AND MANAGEMENT COMPANY (“CRMC”), a corporation organized under the laws of the State of Delaware, and AMERICAN FUNDS SERVICE COMPANY (the “Transfer Agent”), a corporation organized under the laws of the State of California. All capitalized terms used herein and not otherwise defined shall have the meaning ascribed such terms in the Agreement.

Insurance Company, the Trust, the Series, CRMC and the Transfer Agent hereby agree that Attachment A to the Agreement is deleted and replaced with Attachment A attached hereto.

Except as expressly supplemented, amended or consented to hereby, all of the representations and conditions of the Agreement will remain unamended and will continue to be in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as date first set forth above.

Jackson National Life Insurance Company of New York
(on behalf of itself and each Account)

By:	/s/ Thomas J. Meyer
Its:	Senior Vice President and Secretary

Curian Variable Series Trust

By:	/s/ Kelly L. Crosser
Its:	Assistant Secretary

American Funds Insurance Series

By:	Steven I. Koszalka
Its:	Secretary

American Funds Service Company

By:	Angela M. Mitchell
Its:	Secretary

Capital Research and Management Company

By:	Michael J. Downer
Its:	Vice President and Secretary

Attachment A
Master Funds and Corresponding Funds

American Funds Insurance Series Master Funds:	Trust Funds:
American Funds Insurance Series - Growth Fund	Curian/American Funds® Growth Fund
American Funds Insurance Series – Global Growth Fund	Curian/American Funds® Global Growth Fund

A-1